Exhibit 99.1

Primus Telecommunications Group, Inc. Reports Third Quarter 2010 Financial Results

•	Net Revenue of $188.2 Million

•	Adjusted EBITDA of $15.8 Million, Including $4.2 Million in Severance Costs

•	Strong Free Cash Flow of $14.5 Million, up 58.7% YoY

•	$49.6 Million Cash Balance at September 30, 2010

MCLEAN, VA – (MARKET WIRE) – November 15, 2010 – Primus Telecommunications Group, Incorporated (OTCBB: PMUG), a global facilities-based integrated provider of advanced telecommunications products and services, announced results for the third quarter ended September 30, 2010.

Consolidated Results

Net revenue for the third quarter 2010 was $188.2 million, a decrease of 3.5% from third quarter 2009 net revenue of $194.9 million. Adjusted EBITDA was $15.8 million, a decrease of 25.8% from third quarter 2009 Adjusted EBITDA of $21.2 million. Included in Adjusted EBITDA for the third quarter 2010 was a $4.2 million severance charge associated with the departures of Primus’ former Chief Executive Officer and Chief Financial Officer; excluding this charge, adjusted EBITDA of $20.0 million decreased 5.9% from last year’s quarter. Free cash flow was $14.5 million, a 58.7% increase from third quarter 2009 free cash flow of $9.1 million. The impact of foreign exchange was a positive $7.1 million to revenue and a positive $1.2 million to Adjusted EBITDA.

Peter D. Aquino, Chairman, President and Chief Executive Officer, stated, “During third quarter 2010, Primus continued to generate stable levels of Adjusted EBITDA, excluding severance charges, and drove solid levels of free cash flow. Primus’ new management team is moving quickly to address the potential, opportunities, and challenges in Primus’ divisions. We are better focusing our operations, and making and executing on decisions to invest in areas in which our brand, model and potential for scale are strongest, and to divest operations that do not fit those criteria. The actions we have recently taken reflect our broader strategy to redefine the company's future and deliver improved value to shareholders.”

Net Revenue by Major Operating Segment

Australia – Net revenue of $68.4 million increased 7.4% from $63.7 million in third quarter 2009. The impact of foreign currency exchange was a positive $5.3 million. On a constant currency basis, net revenue was flat.

Canada – Net revenue of $56.9 million decreased slightly from $57.4 million in third quarter 2009. The impact of foreign currency was a positive $3.1 million. On a constant currency basis, net revenue decreased 6.2% as declines in residential long distance and prepaid cards were slightly offset by solid increases in residential local and business VoIP and hosting.

Wholesale – Net revenue of $41.9 million decreased 21.8% from $53.6 million in third quarter 2009. The impact of foreign currency was a negative $1.8 million. On a constant currency basis, net revenue decreased 18.4% as the Company targeted lower volume, higher margin traffic.

Other businesses –

•	United States – Net revenue of $12.1 million decreased 25.7% from $16.2 million in third quarter 2009 due to decreases in retail voices services, consumer VoIP and Internet services.

•

Brazil – Net revenue of $9.0 million increased 119.8% from $4.1 million in third quarter 2009. The impact of foreign currency was a positive $0.6 million. On a constant currency basis, net revenue increased 105.6% due primarily to reseller voice services.

•

Europe – As part of the company’s strategic review of operations, it has begun a process to exit non-core retail operations in all European countries. To date, the Belgium entity was sold during the third quarter, the retail assets of the UK and Italy operations were sold in October, and the remaining operations are expected to be sold or discontinued by year-end. The company has also sold operations in Spain, Sweden and Switzerland, and plans to sell or discontinue operations in the Netherlands by year-end. Therefore, all European retail operations have been classified as discontinued operations – please see tables included in this press release. It is expected that the net proceeds from these divestitures will aggregate to at least $7 million.

Further Third Quarter Detail

Net revenue less cost of revenue was $67.3 million, or 35.8% of net revenue, compared to $68.1 million, or 34.9% of net revenue, in third quarter 2009. The margin percentage increase primarily reflects the growth, as a percentage of net revenue, in the wholesale segment and Australia’s business margins.

Selling, general and administrative (SG&A) expense was $51.6 million, or 27.4% of net revenue, compared to $47.1 million, or 24.2% of net revenue in third quarter 2009. The $4.5 million increase in SG&A expense reflects a $5.9 million increase in salaries and benefits, which includes a $4.2 million severance charge, a $0.8 million increase from other expenses and a favorable foreign currency translation offset, in part, by a $2.2 million decrease in sales, marketing and advertising.

Income from operations was $2.1 million compared to $2.1 million in third quarter 2009. Depreciation and amortization expense was $13.6 million as compared to $18.7 million in third quarter 2009. The variance is due to assets valued as part of fresh start accounting with one year lives becoming fully depreciated on June 30, 2010.

Adjusted EBITDA was $15.8 million, or 8.4% of net revenue, compared to $21.2 million, or 10.9% of net revenue, in third quarter 2009. The $5.4 million decrease includes the effect of a $4.2 million severance charge taken in the third quarter 2010.

Net income was $5.1 million, or $0.52 per basic and diluted common share, compared to net income of $2.2 million, or $0.23 per basic and diluted common share, in third quarter 2009.

The number of shares outstanding used to calculate basic and diluted earnings per common share in the third quarter of 2010 was 9.7 million compared to 9.6 million in third quarter 2009.

Balance Sheet, Liquidity and Capital Resources

Primus ended the third quarter 2010 with $49.6 million in unrestricted cash and cash equivalents, up from $34.0 million at June 30, 2010. Cash was generated during the quarter in the following amounts: $15.8 million of Adjusted EBITDA, a $7.1 million in working capital primarily associated with a $4.2 million severance accrual, the decline in Wholesale revenue and the wind down of the European retail operations, $1.0 million from currency movements and $0.5 million from the sale of assets offset by the usage of $6.4 million for capital expenditures, $1.5 million for taxes and $0.9 million for debt and interest payments.

The principal amount of Primus’ long-term debt obligations as of September 30, 2010 was $245.9 million down from $246.3 million as of June 30, 2010.

The Company will evaluate and determine on a continuing basis the most efficient use of the Company’s capital and resources, including investment in the Company’s network, systems and product initiatives and to strengthen its balance sheet through debt repurchase or other means.

Free Cash Flow for the third quarter 2010 was $14.5 million compared to $9.1 million in third quarter 2009. Favorable currency impact, the decline in Wholesale revenue and the discontinuation of the European retail operations all contributed to the increase in free cash flow over the prior year quarter. Primus defines Free Cash Flow as net cash provided by operating activities less cash used in the purchase of property and equipment.

James C. Keeley, Acting Chief Financial Officer, stated, “During the third quarter, Primus generated solid levels of free cash flow of $14.5 million, a 59% increase from last year, leading to a quarter-end cash balance approaching $50 million. For the remainder of the year, we are focused on consistently improving our execution and on deploying free cash flow and the proceeds from any further asset divestitures toward investments in growth and the transformation of our balance sheet.”

Conference Call

The Company will hold a conference call and webcast tomorrow morning, Tuesday, November 16, 2010, at 8:30 AM ET. To access the call, please dial 866-305-6438 (toll free) or 706-679-7161 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of Primus' web site at www.ptgi.com.

A telephonic replay of this conference call will not be available for this call. The webcast and slide presentation will be available for replay as soon as is practical upon the conclusion of the conference call for 90 days at www.ptgi.com.

About Primus

Primus Telecommunications Group, Incorporated is a leading provider of advanced communication solutions, including broadband Internet, traditional and IP voice, data, mobile services, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, Australia, and Brazil. Primus is also one of the leading international wholesale service providers to telecommunications carriers worldwide. Primus owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada, Australia, and Brazil. Founded in 1994, Primus is headquartered in McLean, Virginia.

Financial Presentation Considerations

Primus adopted the “fresh start” provisions of ASC No. 852 on July 1, 2009, which requires that all assets and liabilities be recorded at their fair value. As a result, amounts reported subsequent to July 1, 2009 may differ materially from the values recorded in prior periods. Accordingly, the Company’s financial statements for all periods subsequent to July 1, 2009 (the “Successor Period”) will not be comparable to periods prior to July 1, 2009 (the “Predecessor Period”).

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC rules, which include Adjusted EBITDA and Free Cash Flow. Primus has provided a reconciliation of these measures to the most directly comparable GAAP measures, which is contained in the tables to this release and on our website at www.ptgi.com. Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth with this press release in our Current Report on Form 8-K filed with the SEC on November 15, 2010 and available on our website.

Important Information and Where to Find It

In connection with the proposed merger, Primus Telecommunications Group, Incorporated (“Primus”) will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a preliminary proxy statement of Primus and Arbinet Corporation (“Arbinet”) that also constitutes a preliminary prospectus of Primus. A definitive joint proxy statement/prospectus will be sent to security holders of both Arbinet and Primus seeking their approval with respect to the proposed merger. Primus and Arbinet also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it becomes available) and other documents filed by Primus and Arbinet with the SEC, without charge, at the SEC’s web site at www.sec.gov. Copies of the joint proxy statement/prospectus, once available, and each company’s SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained for free by directing a request to: (i) Primus 703-748-8050, or (ii) Arbinet (Andrea Rose/Jed Repko, Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449).

Participants in the Solicitation

Arbinet, Primus, and their respective directors, executive officers and other members of their management and employees may be deemed to be “participants” in the solicitation of proxies from their respective security holders in connection with the proposed merger. Investors and security holders may obtain information regarding the names, affiliations and interests of Primus’s directors, executive officers and other members of its management and employees in Primus’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on April 5, 2010, and amended in a Form 10-K/A filed with the SEC on April 28, 2010, Primus’s proxy statement for its 2010 annual meeting, which was filed with the SEC on June 14, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC. Investors and security holders may obtain information regarding the names, affiliations and interests of Arbinet’s directors, executive officers and other members of their management and employees in Arbinet’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 17, 2010, Arbinet’s proxy statement for its 2010 annual meeting, which was filed with the SEC on April 30, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the sources listed above. Additional information regarding the interests of these individuals will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical fact, included herein that address activities, events or developments that Arbinet or Primus expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the proposed merger, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Risks and uncertainties that could affect forward-looking statements include, but are not limited to, the following: the risk that the acquisition of Arbinet may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that Primus’s and Arbinet’s businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; any actions taken by either of the companies, including, but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the ability to service substantial indebtedness; the risk factors or uncertainties described from time to time in Arbinet’s filings with the Securities and Exchange Commission; and the risk factors or uncertainties described from time to time in Primus’s filings with the Securities and Exchange Commission (including, among others, those listed under captions titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Short- and Long-Term Liquidity Considerations and Risks;” “— Special Note Regarding Forward-Looking Statements;” and “Risk Factors” in Primus’s annual report on Form 10-K and quarterly reports on Form 10-Q) that cover matters and risks including, but not limited to: (a) a continuation or worsening of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (b) the general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (c) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (d) a continuation or worsening of turbulent or weak financial and capital market conditions; (e) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services; and (f) successful implementation of cost reduction efforts. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Except as required by law, neither Arbinet nor Primus intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Primus

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

Lippert/Heilshorn & Assoc., Inc.

Carolyn Capaccio

212-838-3777

ccapaccio@lhai.com

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Six Months Ended July 1, 2009
NET REVENUE	$188,199	$194,946	$575,809	$365,245
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	120,858	126,889	366,809	236,925
Selling, general and administrative	51,576	47,132	149,549	88,585
Depreciation and amortization	13,641	18,740	49,703	11,545
(Gain) loss on sale or disposal of assets	—	36	(179)	(43)

	186,075	192,797	565,882	337,012

INCOME (LOSS) FROM OPERATIONS	2,124	2,149	9,927	28,233
INTEREST EXPENSE	(8,602)	(8,747)	(26,661)	(14,093)
(ACCRETION) AMORTIZATION ON DEBT PREMIUM/DISCOUNT, net	(46)	—	(135)	189
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	—	—	164	—
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	33	(4,229)	(2,392)	—
INTEREST AND OTHER INCOME (EXPENSE)	254	160	617	378
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	14,006	13,448	10,212	20,332

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	7,769	2,781	(8,268)	35,039
REORGANIZATION ITEMS, net	—	(307)	1	424,825

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	7,769	2,474	(8,267)	459,864
INCOME TAX BENEFIT (EXPENSE)	3,238	2,121	7,291	(3,988)

INCOME (LOSS) FROM CONTINUING OPERATIONS	11,007	4,595	(976)	455,876
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	(5,464)	(2,110)	(7,681)	14,995
GAIN (LOSS) FROM SALE OF DISCONTINUED OPERATIONS, net of tax	(389)	(110)	(196)	251

NET INCOME (LOSS)	5,154	2,375	(8,853)	471,122
Less: Net (income) loss attributable to the noncontrolling interest	(74)	(210)	(104)	32

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$5,080	$2,165	$(8,957)	$471,154

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	1.12	0.46	(0.11)	3.19
Income (loss) from discontinued operations	(0.56)	(0.22)	(0.79)	0.11
Gain (loss) from sale of discontinued operations	(0.04)	(0.01)	(0.02)	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$0.52	$0.23	$(0.92)	$3.30

DILUTED LOSS PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	1.12	0.46	(0.11)	2.63
Income (loss) from discontinued operations	(0.56)	(0.22)	(0.79)	0.09
Gain (loss) from sale of discontinued operations	(0.04)	(0.01)	(0.02)	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$0.52	$0.23	$(0.92)	$2.72

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	9,743	9,600	9,711	142,695

DILUTED	9,743	9,600	9,711	173,117

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$10,933	$4,385	$(1,080)	$455,908
Income (loss) from discontinued operations	(5,464)	(2,110)	(7,681)	14,995
Gain (loss) from sale of discontinued operations	(389)	(110)	(196)	251

Net income (loss)	$5,080	$2,165	$(8,957)	$471,154

See notes to consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands, except share amounts)

(unaudited)

September 30, 2010
Cash and cash equivalents	$49,599
Accounts receivable, net	74,139
Other current assets	15,795
Current assets held for sale	7,799

TOTAL CURRENT ASSETS	147,332
Restricted cash	10,947
Property and equipment, net	134,556
Goodwill	62,740
Other intangible assets, net	150,748
Other assets	9,425
Non-current assets held for sale	7,124

TOTAL ASSETS	$522,872

Accounts payable	$35,861
Accrued interconnection costs	31,021
Deferred revenue	12,461
Accrued expenses and other current liabilities	45,562
Accrued income taxes	9,751
Accrued interest	10,458
Current portion of long-term obligations	1,162
Current liabilities held for sale	10,420

TOTAL CURRENT LIABILITIES	156,696
Non-current portion of long-term obligations	242,947
Deferred Tax Liability	25,715
Other liabilities	8,257
Non-current liabilities held for sale	11

TOTAL LIABILITIES	433,626
Total stockholders’ equity	89,246

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$522,872

See notes to consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended September 30, 2009
NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$5,080	$(13,038)	$2,165
Reorganization items, net	—	—	307
Share-based compensation expense	(12)	117	307
Depreciation and amortization	13,641	18,194	18,740
(Gain) loss on sale or disposal of assets	—	(189)	36
Interest expense	8,602	8,733	8,747
Accretion (amortization) on debt premium/discount, net	46	45	—
(Gain) loss on early extinguishment of debt	—	(164)	—
Interest and other (income) expense	(254)	(153)	(160)
(Gain) loss from Contingent Value Rights valuation	(33)	382	4,229
Foreign currency transaction (gain) loss	(14,006)	9,623	(13,448)
Income tax (benefit) expense	(3,238)	(1,883)	(2,121)
Income (expense) attributable to the non-controlling interest	74	(106)	210
(Income) loss from discontinued operations, net of tax	5,464	1,528	2,110
(Gain) loss from sale of discontinued operations, net of tax	389	(193)	110

ADJUSTED EBITDA	$15,753	$22,896	$21,232

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended September 30, 2009
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES BEFORE REORGANIZATION ITEMS	$20,865	$(1,140)	$12,992
Net cash used in purchase of property and equipment	(6,410)	(5,824)	(3,886)

FREE CASH FLOW	$14,455	$(6,964)	$9,106